UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2008

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

10 Derby Square
Salem, Massachusetts 01970
(Address of principal executive offices and zip code)

(978) 619-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 15, 2008, the stockholders of Atlantic Tele-Network, Inc. (the “Company”) approved the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) at the Company’s 2008 Annual Meeting of Stockholders. The Board of Directors (the “Board”) of the Company had previously adopted the 2008 Plan, subject to approval by the stockholders. The 2008 Plan replaces the Company’s other equity plans under which no further awards will be made.  The Company’s Proxy Statement (the “Proxy Statement”) for its 2008 Annual Meeting of Stockholders, which the Company filed on April 23, 2008 with the Securities and Exchange Commission on Schedule 14A, included a summary description of the 2008 Plan, as well as the full text of the 2008 Plan as Appendix A. The following is a brief description of the terms and conditions of the 2008 Plan.

The 2008 Plan is a broad-based incentive plan, and all employees, directors and consultants of the Company or any of its affiliates capable of contributing to the successful performance of the Company are eligible to participate. Under the 2008 Plan, the Company may grant stock options, restricted stock, restricted stock units, stock equivalents and awards of shares of common stock that are not subject to restrictions or forfeiture. The Company has reserved 1,500,000 shares of its common stock for issuance under the 2008 Plan.

The Board has designated the Compensation Committee of the Board (the “Committee”) to administer the 2008 Plan. Except as may be limited by the 2008 Plan, the Committee will select participants to receive awards and determine the terms and conditions of each award. The Committee has approved forms of award agreements under the 2008 Plan. No award will be transferable except upon such terms and conditions and to such extent as the Committee determines, provided that no award will be transferable for value and incentive stock options may be transferable only to the extent permitted by the Internal Revenue Code of 1986. The 2008 Plan also provides that the Company may not in any fiscal year grant to any participant options, stock appreciation rights or other awards to which performance goals may apply covering more than 150,000 shares.

Upon an equity restructuring or other corporate transaction that affects the common stock such that an adjustment is required in order to preserve the benefits intended to be provided by the 2008 Plan, the Committee will equitably adjust any or all of the number and kind of shares in respect of which awards may be made under the 2008 Plan, the number and kind of shares subject to outstanding awards, the exercise price with respect to any of the foregoing, and the limit on individual grants. In the event of a change in control of the Company, the Committee may act to preserve the participants’ rights as the Committee may consider equitable to participants and in the best interests of the Company. Without further approval of the stockholders of the Company, the Committee will not authorize the amendment of any outstanding option or stock appreciation right to reduce the exercise price and no option or stock appreciation right shall be canceled and replaced with an award exercisable for common stock at a lower exercise price. The Board may amend, suspend or terminate the 2008 Plan, subject to any stockholder approval it deems necessary or appropriate.

The full text of the 2008 Plan is filed herewith as Exhibit 10.1 and is incorporated herein by reference.   The forms of award agreements are filed herewith as Exhibits 10.2 through 10.5 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan (incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A (File No. 001-12593) filed on April 23, 2008).

10.2	Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement (Non-Employee Directors).

10.3	Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement.

10.4	Form of Notice of Grant of Incentive Stock Option and Option Agreement.

10.5	Form of Notice of Grant of Nonqualified Stock Option and Option Agreement.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated:  May 21, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan (incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A (File No. 001-12593) filed on April 23, 2008).

10.2*	Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement (Non-Employee Directors).

10.3*	Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement.

10.4*	Form of Notice of Grant of Incentive Stock Option and Option Agreement.

10.5*	Form of Notice of Grant of Nonqualified Stock Option and Option Agreement.

*  Filed herewith.